Exhibit 10.2

ADMINISTRATIVE SERVICES AGREEMENT

BY AND BETWEEN

LEUCADIA NATIONAL CORPORATION

AND

CRIMSON WINE GROUP, LTD.

Dated February 1, 2013

ADMINISTRATIVE SERVICES AGREEMENT

                    THIS ADMINISTRATIVE SERVICES AGREEMENT (“Agreement”) is entered into as of the 1st day of February, 2013 between Leucadia National Corporation, a New York corporation (“Leucadia”) and Crimson Wine Group, Ltd., a Delaware corporation (“Crimson”).

                    WHEREAS, the directors of Crimson unaffiliated with Leucadia have determined that it is in the best interests of Crimson and its subsidiaries (collectively, the “Crimson Group”) to obtain certain services from Leucadia on the terms and conditions set forth in this Agreement.

                    NOW, THEREFORE, the parties hereto agree as follows:

                    1. Retention of Leucadia. As of the effective date of this Agreement, Leucadia is retained to provide the services described in this Agreement in consideration of the payment of the compensation described herein.

                    2. Scope of Work. At the request of Crimson and under the direction of Crimson, Leucadia shall provide or arrange for the provision of the following administrative services required by the Crimson Group in connection with the ongoing operation of its businesses:

                    (a) Prepare Crimson consolidated quarterly unaudited financial statements meeting the requirements of Form 10-Q of the United States Securities and Exchange Commission (the “SEC”), based on information provided to Leucadia by Crimson;

                    (b) Prepare consolidated annual financial statements meeting the requirements of Form 10-K of the SEC, based on information provided to Leucadia by Crimson;

                    (c) Subject to his or her election by the Board of Directors of Crimson, provide the services of a corporate Secretary (the “Designated Officer”), who in the capacity as Secretary of Crimson shall be under the direction of the Board of Directors of Crimson and shall report to the President of Crimson;

                    (d) Prepare annual income tax returns consistent with past practice, based on information provided to Leucadia by Crimson; and

                    (e) Provide additional administrative services and support as may reasonably be requested by Crimson and agreed to by Leucadia.

Leucadia shall use commercially reasonable efforts to provide all personnel necessary to carry out the services specified in this Agreement. The number of personnel providing services at any one time and the number of hours such personnel devote to the specified services shall not be fixed and shall at all times be determined by Leucadia in its sole judgment, but shall at all times be adequate to properly and promptly perform and discharge the specified services.

                    3. Compensation. As compensation for the services provided under this Agreement, Leucadia shall be paid at an annual rate of $180,000, payable in monthly installments of $15,000 on the first day of each month, plus out-of-pocket costs and expenses incurred by any of the Leucadia Parties (as defined herein) in connection with the services provided under this Agreement, plus any additional amounts that may be agreed upon by Crimson and Leucadia in connection with services requested pursuant to Section 2(e) of this Agreement.

                    4. Term and Termination. The term of this Agreement shall commence on the effective date set forth in the preamble to this Agreement and continue for a period of one year. This Agreement shall renew annually for successive annual periods unless either party provides six months prior written notice to the other party. In all events, the provisions of Section 8 “Indemnification” shall survive the termination of this Agreement, whether as a result of the passage of time or the election of either party or otherwise.

                    5. Inspection Rights of Crimson. During the term of this Agreement, Crimson shall have the right to appoint a person (other than an employee or officer of Leucadia or any of its affiliates) who shall have the right to inspect at reasonable times and upon reasonable notice all books and records maintained by Leucadia pertaining to each member of the Crimson Group.

                    6. Relationship of Parties. The relationship of Leucadia to each member of the Crimson Group shall be that of independent contractor and principal. This Agreement does not create an employer/employee relationship, or a partnership, joint venture or other agency relationship between the parties.

                    7. Relationship with Crimson. The Designated Officer shall, while providing services to Crimson, work under the direction and supervision of Crimson in accordance with the practices and policies of Crimson. Accordingly, Crimson shall be fully responsible for the acts and omissions of the Designated Officer within the scope of the services and responsibilities provided in accordance with this Agreement and shall indemnify the Leucadia Parties (as defined herein) therefor. Except to the extent that Leucadia agrees in this Agreement to indemnify Crimson, no Leucadia Party (as defined herein) shall have or suffer any Damages (as defined herein) as a result of any act or omission, condition or circumstance associated with this Agreement or performance hereunder.

                    8. Indemnification.

                    (a) Crimson shall indemnify, defend and hold harmless Leucadia, its subsidiary entities and their respective directors, officers, agents and permitted assigns (collectively, the “Leucadia Parties”) from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys’ fees) (collectively, “Damages”) of any kind or nature, to third parties caused by, relating to, or arising in connection with this Agreement, other than as a result of the willful misconduct of any of the Leucadia Parties. Not in limitation of the foregoing, Crimson shall indemnify and hold harmless the Leucadia Parties from and against any Damages arising from any acts or omissions of the Designated Officer, as well as from Crimson’s own acts or omissions or violations of law with respect to the Designated Officer.

                    (b) Subject to the limitations contained in this Section, Leucadia shall indemnify, defend and hold harmless Crimson and their respective directors, officers, agents and permitted assigns (collectively, the “Crimson Parties”) from and against all Damages of any kind or nature, caused by, relating to, or arising in connection with the willful misconduct of any of the Leucadia Parties. Leucadia’s liability under this Section shall not exceed $180,000.

                    9. Severability. Each provision of this Agreement shall be viewed as separate and divisible, and in the event any provision shall be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue in full force and effect.

                    10. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

                    11. Waiver. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach.

                    12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                    13. Assignment. No party hereto shall have the right to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other parties.

                    14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom the notice is to be given, or 72 hours after mailing, if mailed to the party to whom notice is to be given by first class mail, postage prepaid and properly addressed to the party at its address set forth on the signature page of this Agreement or any other address that such party may designate by written notice to the other parties.

                    15. Successors and Assigns. Subject to the restrictions on assignment set forth hereinabove, this Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto.

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                    16. IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.

LEUCADIA NATIONAL CORPORATION, a New York corporation
Address: 315 Park Avenue South
New York, NY 10010

By:	/s/ Joseph A. Orlando

	Name:	Joseph A. Orlando

	Title:	Vice President & Chief Financial Officer

CRIMSON WINE GROUP, LTD., a Delaware corporation
Address: 5901 Silverado Trail
Napa, CA 94558

By:	/s/ Patrick DeLong

	Name:	Patrick DeLong

	Title:	Chief Financial & Operating Officer